Exhibit 8.1

List of Subsidiaries of Navios Maritime Partners L.P. as of December 31, 2023

Aegean Sea Maritime Holdings Inc.
Afros Maritime Inc.
Agistri Shipping Limited
Agron Navigation Company
Aldebaran Shipping Corporation
Alegria Shipping Corporation
Alkmene Shipping Corporation
Alonnisos Shipping Corporation
Amaryllis Shipping Inc.
Ambracia Navigation Company
Amindra Navigation Co.
Ammos Shipping Corp.
Amorgos Shipping Corporation
Anafi Shipping Corporation
Andromeda Shiptrade Limited
Andros Shipping Corporation
Anthimar Marine Inc.
Antikithira Shipping Corporation
Antiparos Shipping Corporation
Antipaxos Shipping Corporation
Antipsara Shipping Corporation
Aramis Navigation Inc.
Artala Shipping Co.
Asteroid Shipping S.A.
Astrovalos Shipping Corporation
Atokos Shipping Corporation
Aurora Shipping Enterprises Ltd.
Avery Shipping Company
Azalea Shipping Inc.
Balder Maritime Ltd.
Bato Marine Corp.
Bertyl Ventures Co.
Beryl Shipping Corporation
Boheme Navigation Company
Bole Shipping Corporation
Boysenberry Shipping Corporation
Brandeis Shipping Corporation
Buff Shipping Corporation
Bulkinvest S.A.
Cadmium Shipping Corporation
Calliope Shipping Corporation
Camelia Shipping Inc.
Casual Shipholding Co.
Cavalli Navigation Inc.
Cavos Navigation Co.
Celadon Shipping Corporation
Cerulean Shipping Corporation

Chalki Shipping Corporation
Chernava Marine Corp.
Cheryl Shipping Corporation
Chilali Corp.
Christal Shipping Corporation
Clan Navigation Limited
Cloud Atlas Marine S.A.
Coasters Ventures Ltd.
Corsair Shipping Ltd.
Crayon Shipping Ltd
Crete Shipping Corporation
Cronus Shipping Corporation
Customized Development S.A.
Cyrus Investments Corp.
Delos Shipping Corporation
Despotiko Shipping Corporation
Dione Shipping Corporation
Dionysus Shipping Corporation
Donoussa Shipping Corporation
Doxa International Corp.
Ducale Marine Inc.
Ebba Navigation Limited
Elafonisos Shipping Corporation
Emery Shipping Corporation
Enplo Shipping Limited
Erato Shipmanagement Corporation
Ereikousa Shipping Corporation
Esmeralda Shipping Corporation
Euterpe Shipping Corporation
Evian Shiptrade Ltd.
Fairy Shipping Corporation
Faith Marine Ltd
Fandango Shipping Corporation
Fantastiks Shipping Corporation
Felicity Shipping Corporation
Finian Navigation Co.
Flavescent Shipping Corporation
Floral Marine Ltd.
Folegandros Shipping Corporation
Galaxy Shipping Corporation
Galera Management Company
Gatsby Maritime Company
Gavdos Shipping Corporation
Goddess Shiptrade Inc.
Goldie Services Company
Golem Navigation Limited
Highbird Management Inc.
Hyperion Enterprises Inc.
Ianthe Maritime S.A.
Ikaria Shipping Corporation

Iliada Shipping S.A.
Inastros Maritime Corp.
Ios Shipping Corporation
Iraklia Shipping Corporation
Iris Shipping Corporation
Isolde Shipping Inc.
Ithaki Shipping Corporation
Jasmer Shipholding Ltd.
Jasmine Shipping Corporation
Jaspero Shiptrade S.A.
Joy Shipping Corporation
JTC Shipping and Trading Ltd.
Karpathos Shipping Corporation
Kastelorizo Shipping Corporation
Kastos Shipping Corporation
Kerkyra Shipping Corporation
Kimolos Shipping Corporation
Kithira Shipping Corporation
Kleimar N.V.
Kleio Shipping Corporation
Kohylia Shipmanagement S.A.
Kos Shipping Corporation
Koufonisi Shipping Corporation
Kymata Shipping Co.
Lavender Shipping Corporation
Lefkada Shipping Corporation
Legato Shipholding Inc.
Leros Shipping Corporation
Letil Navigation Ltd.
Leto Shipping Corporation
Libra Shipping Enterprises Corporation
Limestone Shipping Corporation
Limnos Shipping Corporation
Makri Shipping Corporation
Makronisos Shipping Corporation
Mandora Shipping Ltd.
Mathraki Shipping Corporation
Meganisi Shipping Corporation
Melpomene Shipping Corporation
Micaela Shipping Corporation
Migen Shipmanagement Ltd.
Moonstone Shipping Corporation
Morganite Shipping Corporation
Morven Chartering Inc.
Muses Shipping Corporation
Mytilene Shipping Corporation
NAV Holdings Limited
Navios Acquisition Europe Finance Inc.
Navios Acquisition Finance (US) Inc.

Navios International Inc.
Navios Maritime Acquisition Corporation
Navios Maritime Containers Sub L.P.
Navios Maritime Midstream Operating LLC
Navios Maritime Midstream Partners Finance (US) Inc.
Navios Maritime Midstream Partners GP LLC
Navios Maritime Midstream Partners L.P.
Navios Maritime Operating LLC.
Navios Maritime Partners L.P.
Navios Partners Containers Finance Inc.
Navios Partners Containers Inc.
Navios Partners Europe Finance Inc.
Navios Partners Finance (US) Inc.
Nefeli Navigation S.A.
Nisyros Shipping Corporation
Nostos Shipmanagement Corp.
Oceanus Shipping Corporation
Oinousses Shipping Corporation
Olivia Enterprises Corp.
Olympia II Navigation Limited
Opal Shipping Corporation
Orbiter Shipping Corp.
Othonoi Shipping Corporation
Pandora Marine Inc.
Patmos Shipping Corporation
Paxos Shipping Corporation
Pearl Shipping Corporation
Peran Maritime Inc.
Perigiali Navigation Limited
Perivoia Shipmanagement Co.
Persephone Shipping Corporation
Pharos Navigation S.A.
Pingel Navigation Limited
Pleione Management Limited
Polyaigos Shipping Corporation
Polymnia Shipping Corporation
Prometheus Shipping Corporation
Prosperity Shipping Corporation
Proteus Shiptrade S.A.
Psara Shipping Corporation
Pserimos Shipping Corporation
Pueblo Holdings Ltd.
Red Rose Shipping Corp.
Rhea Shipping Corporation
Rhodes Shipping Corporation
Rider Shipmanagement Inc.
Rodman Maritime Corp.
Rondine Management Corp.
Roselite Shipping Corporation
Rubina Shipping Corporation

Rumer Holding Ltd.
Sagittarius Shipping Corporation
Samos Shipping Corporation
Samothrace Shipping Corporation
Schinousa Shipping Corporation
Serifos Shipping Corporation
Seymour Trading Limited
Shikhar Ventures S.A.
Shinyo Dream Limited
Shinyo Kannika Limited
Shinyo Kieran Limited
Shinyo Loyalty Limited
Shinyo Navigator Limited
Shinyo Ocean Limited
Shinyo Saowalak Limited
Sifnos Shipping Corporation
Sikinos Shipping Corporation
Silvanus Marine Company
Skiathos Shipping Corporation
Skopelos Shipping Corporation
Skyros Shipping Corporation
Solange Shipping Ltd.
Sui An Navigation Limited
Sunstone Shipping Corporation
Surf Maritime Co.
Syros Shipping Corporation
Talia Shiptrade S.A.
Tarak Shipping Corporation
Terpsichore Shipping Corporation
Teuta Maritime S.A.
Thalassa Marine S.A.
Thalia Shipping Corporation
Thasos Shipping Corporation
Thera Shipping Corporation
Theros Ventures Limited
Thetida Marine Co.
Tilos Shipping Corporation
Tinos Shipping Corporation
Topaz Shipping Corporation
Triangle Shipping Corporation
Trikeri Shipping Corporation
Tzia Shipping Corporation
Urania Shipping Corporation
Vatselo Enterprises Corp.
Veja Navigation Company
Velour Management Corp.
Velvet Shipping Corporation
Vernazza Shiptrade Inc.
Vinetree Marine Company

Vythos Marine Corp.
Wenge Shipping Corporation
White Narcissus Marine S.A.
Zakynthos Shipping Corporation
Ziggy Shipping Limited
Zoner Shiptrade S.A.